Exhibit 1.3

Pricing Agreement

To the Underwriters named

in Schedule I hereto

April 2, 2012

Ladies and Gentlemen:

The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated April 2, 2012, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

1

Very truly yours,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Christopher J. Swift
	Name:	Christopher J. Swift
	Title:	EVP, Chief Financial Officer

[Signature Page to the Pricing Agreement — Senior Notes]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

As Representatives of the Underwriters listed in

Schedule I hereto

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden
	Name:	Jack D. McSpadden
	Title:	Managing Director

[Signature Page to the Pricing Agreement — Senior Notes]

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Signature Page to the Pricing Agreement — Senior Notes]

SCHEDULE I

Underwriters	Principal Amount of Notes due 2017 to be purchased	Principal Amount of Notes due 2022 to be purchased	Principal Amount of Notes due 2042 to be purchased
Citigroup Global Markets Inc.	$81,250,000	$200,000,000	$106,250,000
Goldman, Sachs & Co.	81,250,000	200,000,000	106,250,000
Barclays Capital Inc.	26,000,000	64,000,000	34,000,000
Deutsche Bank Securities Inc.	26,000,000	64,000,000	34,000,000
J.P. Morgan Securities LLC	26,000,000	64,000,000	34,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,000,000	64,000,000	34,000,000
Credit Suisse Securities (USA) LLC	10,157,000	25,000,000	13,282,000
UBS Securities LLC	10,156,000	25,000,000	13,281,000
U.S. Bancorp Investments, Inc.	10,156,000	25,000,000	13,281,000
Wells Fargo Securities, LLC	10,156,000	25,000,000	13,281,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	2,554,000	6,286,000	3,340,000
BNY Mellon Capital Markets, LLC	2,554,000	6,286,000	3,340,000
Lloyds Securities Inc.	2,554,000	6,286,000	3,339,000
PNC Capital Markets LLC	2,554,000	6,286,000	3,339,000
RBS Securities Inc.	2,553,000	6,286,000	3,339,000
SMBC Nikko Capital Markets Limited	2,553,000	6,285,000	3,339,000
The Williams Capital Group, L.P.	2,553,000	6,285,000	3,339,000

Total	$325,000,000	$800,000,000	$425,000,000

SCHEDULE I

SCHEDULE II

Title of Designated Securities:

4.000% Senior Notes due 2017 (the “2017 Notes”)

5.125% Senior Notes due 2022 (the “2022 Notes”)

6.625% Senior Notes due 2042 (the “2042 Notes”).

Aggregate Principal Amount:

$325,000,000 of 4.000% 2017 Notes

$800,000,000 of 5.125% 2022 Notes

$425,000,000 of 6.625% 2042 Notes

Initial Offering Price by Underwriter:

99.920% of the principal amount of the 2017 Notes, plus accrued interest, if any, from April 5, 2012

99.456% of the principal amount of the 2022 Notes, plus accrued interest, if any, from April 5, 2012

99.893% of the principal amount of the 2042 Notes, plus accrued interest, if any, from April 5, 2012

Purchase Price by Underwriter:

99.320% of the principal amount of the 2017 Notes, plus accrued interest, if any, from April 5, 2012

98.806% of the principal amount of the 2022 Notes, plus accrued interest, if any, from April 5, 2012

99.018% of the principal amount of the 2042 Notes, plus accrued interest, if any, from April 5, 2012

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds.

Applicable Time:

5:45 p.m. (New York City time) on the date of the Pricing Agreement.

SCHEDULE II – Page 1

Time of Delivery:

9:00 a.m. (New York City time) on April 5, 2012, or at such other time and date as the Representatives and the Company may agree upon in writing.

Indenture:

Senior Indenture, dated April 11, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

Maturity:

October 15, 2017 for the 2017 Notes

April 15, 2022 for the 2022 Notes

April 15, 2042 for the 2042 Notes

Interest Rate:

4.000% for the 2017 Notes

5.125% for the 2022 Notes

6.625% for the 2042 Notes

Interest Payment Dates:

Semi-annually in arrears on April 15 and October 15, beginning October 15, 2012 for the 2017 Notes

Semi-annually in arrears on April 15 and October 15, beginning October 15, 2012 for the 2022 Notes

Semi-annually in arrears on April 15 and October 15, beginning October 15, 2012 for the 2042 Notes.

Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Notes—Optional Redemption”.

Defeasance

As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance”.

SCHEDULE II – Page 2

Closing Location:

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as the Representatives and the Company may agree upon in writing.

Names and Addresses of Representatives:

Citigroup Global Markets Inc.

Attention: General Counsel

Facsimile: 212-816-7912

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

Attention: Registration Department

200 West Street

New York, New York 10282

SCHEDULE II – Page 3

Information Provided by the Underwriters:

The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:

(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the second paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(c)	The eighth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE II – Page 4

SCHEDULE III

•	Final Term Sheet, dated April 2, 2012, relating to the 2017 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

•	Final Term Sheet, dated April 2, 2012, relating to the 2022 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

•	Final Term Sheet, dated April 2, 2012, relating to the 2042 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

•	Free Writing Prospectus, dated April 2, 2012, relating to the Warrant and Debentures Purchase Agreement between the Company and Allianz SE, as filed pursuant to Rule 433 under the Act.

SCHEDULE III

SCHEDULE IV

The Hartford Financial Services Group, Inc.

$325,000,000

4.000% Senior Notes due 2017

FINAL TERM SHEET Dated April 2, 2012

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$325,000,000

Trade Date:	April 2, 2012

Settlement Date (T+3):	April 5, 2012

Maturity Date:	October 15, 2017

Coupon:	4.000%

Day Count Convention:	30/360, unadjusted

Yield to Maturity:	4.016%

Benchmark Treasury:	1.000% US Treasury due March 15, 2017

Benchmark Treasury Price:	99-29+

Benchmark Treasury Yield:	1.016%

Spread to Treasury:	300 basis points

Price to Public:	99.920% of principal amount

Interest Payment Dates:	Semi-annually in arrears on April 15 and October 15, commencing October 15, 2012 (long first coupon)

Optional Redemption:	At any time in whole, or from time to time in part, make-whole call at a discount rate of Treasury plus 45 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to Issuer:	$322,790,000 (99.320% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416518 AA6 / US416518AA68

Joint Structuring Advisors and Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman, Sachs & Co.

SCHEDULE IV – Page 1

Joint Book-Running Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Senior Co-Managers:	Credit Suisse Securities (USA) LLC UBS Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Junior Co-Managers:

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

BNY Mellon Capital Markets, LLC

Lloyds Securities Inc.

PNC Capital Markets LLC

RBS Securities Inc.

SMBC Nikko Capital Markets Limited

The Williams Capital Group, L.P.

Proceeds (after underwriting discount and before expenses) of concurrent offering of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042:	$588,883,958

Long-term debt (on a carrying value basis) after giving effect to the offering of 4.000% Senior Notes due 2017, 5.125% Senior Notes due 2022 and 6.625% Senior Notes due 2042, the concurrent offering of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042 and the assumed repurchase of the 10% Fixed-To-Floating Rate Junior Subordinated Debentures due 2068:	$7.1 billion

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 877-858-5407, or by calling Goldman, Sachs & Co., toll-free at 866-471-2526.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 2

The Hartford Financial Services Group, Inc.

$800,000,000

5.125% Senior Notes due 2022

FINAL TERM SHEET Dated April 2, 2012

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$800,000,000

Trade Date:	April 2, 2012

Settlement Date (T+3):	April 5, 2012

Maturity Date:	April 15, 2022

Coupon:	5.125%

Day Count Convention:	30/360, unadjusted

Yield to Maturity:	5.195%

Benchmark Treasury:	2.000% US Treasury due February 15, 2022

Benchmark Treasury Price:	98-09

Benchmark Treasury Yield:	2.195%

Spread to Treasury:	300 basis points

Price to Public:	99.456% of principal amount

Interest Payment Dates:	Semi-annually in arrears on April 15 and October 15, commencing October 15, 2012 (long first coupon)

Optional Redemption:	At any time in whole, or from time to time in part, make-whole call at a discount rate of Treasury plus 45 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to Issuer:	$790,448,000 (98.806% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416518 AB4 / US416518AB42

Joint Structuring Advisors and Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman, Sachs & Co.

Joint Book-Running Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE IV – Page 3

Senior Co-Managers:	Credit Suisse Securities (USA) LLC UBS Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Junior Co-Managers:

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

BNY Mellon Capital Markets, LLC

Lloyds Securities Inc.

PNC Capital Markets LLC

RBS Securities Inc.

SMBC Nikko Capital Markets Limited

The Williams Capital Group, L.P.

Proceeds (after underwriting discount and before expenses) of concurrent offering of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042:	$588,883,958

Long-term debt (on a carrying value basis) after giving effect to the offering of 4.000% Senior Notes due 2017, 5.125% Senior Notes due 2022 and 6.625% Senior Notes due 2042, the concurrent offering of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042 and the assumed repurchase of the 10% Fixed-To-Floating Rate Junior Subordinated Debentures due 2068:	$7.1 billion

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 877-858-5407, or by calling Goldman, Sachs & Co., toll-free at 866-471-2526.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 4

The Hartford Financial Services Group, Inc.

$425,000,000

6.625% Senior Notes due 2042

FINAL TERM SHEET Dated April 2, 2012

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$425,000,000

Trade Date:	April 2, 2012

Settlement Date (T+3):	April 5, 2012

Maturity Date:	April 15, 2042

Coupon:	6.625%

Day Count Convention:	30/360, unadjusted

Yield to Maturity:	6.633%

Benchmark Treasury:	3.125% US Treasury due November 15, 2041

Benchmark Treasury Price:	96-03+

Benchmark Treasury Yield:	3.333%

Spread to Treasury:	330 basis points

Price to Public:	99.893% of principal amount

Interest Payment Dates:	Semi-annually in arrears on April 15 and October 15, commencing October 15, 2012 (long first coupon)

Optional Redemption:	At any time in whole, or from time to time in part, make-whole call at a discount rate of Treasury plus 50 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to Issuer:	$420,826,500 (99.018% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416518 AC2 / US416518AC25

Joint Structuring Advisors and Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman, Sachs & Co.

Joint Book-Running Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE IV – Page 5

Senior Co-Managers:	Credit Suisse Securities (USA) LLC UBS Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Junior Co-Managers:

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

BNY Mellon Capital Markets, LLC

Lloyds Securities Inc.

PNC Capital Markets LLC

RBS Securities Inc.

SMBC Nikko Capital Markets Limited

The Williams Capital Group, L.P.

Proceeds (after underwriting discount and before expenses) of concurrent offering of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042:	$588,883,958

Long-term debt (on a carrying value basis) after giving effect to the offering of 4.000% Senior Notes due 2017, 5.125% Senior Notes due 2022 and 6.625% Senior Notes due 2042, the concurrent offering of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042 and the assumed repurchase of the 10% Fixed-To-Floating Rate Junior Subordinated Debentures due 2068:	$7.1 billion

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 877-858-5407, or by calling Goldman, Sachs & Co., toll-free at 866-471-2526.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 6